Exhibit 99.1

AcelRx Pharmaceuticals Announces Closing of Divestment of DSUVIA® to Alora Pharmaceuticals

In connection with closing, AcelRx received approximately $2.7 million from Alora Pharmaceuticals and Aguettant

AcelRx announces full repayment of its senior loan with Oxford Finance

HAYWARD, Calif., April 5, 2023 -- AcelRx Pharmaceuticals, Inc. (Nasdaq: ACRX), (AcelRx), a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in medically supervised settings, today announced the closing of its divestment of DSUVIA® to Alora Pharmaceuticals (Alora). In connection with the closing of the transaction, AcelRx received a total of approximately $2.7 million from Aguettant and Alora.

On March 14, Alora agreed to acquire all assets related to DSUVIA, including inventories, equipment and intellectual property in exchange for consideration at closing of $1.1 million, a 15% royalty on commercial sales of DSUVIA, 75% royalty on sales of DSUVIA to the Department of Defense and up to $116.5 million in sales-based milestones. In connection with the closing, AcelRx also decided to fully repay its senior loan with Oxford Finance, leaving the company debt-free after the closing of the transaction.

"As previously announced, we are thrilled to begin the new chapter of AcelRx focused on our late-stage development product portfolio. We are confident we found the right partner in Alora to accelerate the commercialization and fully realize the potential of DSUVIA for our shareholders. Our complete attention is now directed towards the approval of Niyad™ and Fedsyra™, both of which we believe will address a clear unmet need for physicians and generate long-term value for AcelRx," stated Vince Angotti, Chief Executive Officer of AcelRx.

About AcelRx Pharmaceuticals, Inc.
AcelRx Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in medically supervised settings. AcelRx’s lead product candidate, Niyad is a lyophilized formulation of nafamostat and is currently being studied under an investigational device exemption, or IDE, as an anticoagulant for the extracorporeal circuit, and has received Breakthrough Device Designation Status from the FDA. AcelRx is also developing two pre-filled syringes in-licensed from its partner Aguettant: Fedsyra™, a pre-filled ephedrine syringe, with an expected NDA filing in the first half of 2023, and PFS-02, a pre-filled phenylephrine syringe with an expected NDA filing in 2024.

This release is intended for investors only. For additional information about AcelRx, please visit www.acelrx.com.

About Nafamostat
Nafamostat is a broad spectrum, synthetic serine protease inhibitor with anticoagulant, anti-inflammatory and potential anti-viral activities. Niyad™ is a lyophilized formulation of nafamostat and is currently being studied under an investigational device exemption, or IDE, as an anticoagulant for the extracorporeal circuit, and has received Breakthrough Device Designation Status from the FDA. LTX-608 is a proprietary nafamostat formulation for direct IV infusion that will be investigated and developed as a potential anti-viral for the treatment of COVID, acute respiratory distress syndrome (ARDS), disseminated intravascular coagulation (DIC) and acute pancreatitis.

About DSUVIA (sufentanil sublingual tablet), 30 mcg
DSUVIA®, branded as DZUVEO® in Europe, is indicated for use in adults in certified medically supervised healthcare settings, such as hospitals, surgical centers, and emergency departments, for the management of acute pain severe enough to require an opioid analgesic and for which alternative treatments are inadequate. DSUVIA/DZUVEO was designed to provide rapid analgesia via a non-invasive route and to eliminate dosing errors associated with intravenous (IV) administration. DSUVIA/DZUVEO is a single-strength solid dosage form administered sublingually via a single-dose applicator (SDA) by healthcare professionals. Sufentanil is an opioid analgesic previously only marketed for IV and epidural anesthesia and analgesia. The sufentanil pharmacokinetic profile, when delivered sublingually, avoids the high peak plasma levels and short duration of action observed with IV administration. DZUVEO has been approved by the European Medicines Agency and Aguettant markets the drug in Europe.

For more information, including important safety information and black box warning for DSUVIA, please visit www.DSUVIA.com.

About Alora Pharmaceuticals, LLC

Alora Pharmaceuticals, LLC is the parent company of six specialty pharmaceutical and pharmaceutical manufacturing companies. Alora is headquartered in Alpharetta, GA. Alora is the parent company of the following organizations that comprise the Alora family of companies, Avion Pharmaceuticals, Acella Pharmaceuticals, Osmotica Pharmaceuticals, Sovereign Pharmaceuticals, Trigen Laboratories and Vertical Pharmaceuticals.

Forward-looking statements
This press release contains forward-looking statements based upon AcelRx's current expectations. These and any other forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as "potential," "believe," "expect," "expects," "expected," "create," "created," "anticipate," "may," "will," "enable," "should," "seek," "approximately," "intends," "intended," "plans," "planned," "planning," "estimates," "benefits," or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements, which are predictions, projections and other statements about future events that are based on current expectations and assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied by such statements, including: (i) risks relating to AcelRx's product development activities and ongoing commercial business operations; (ii) risks related to AcelRx's commercial partner's success; (iii) risks related to the ability of AcelRx and its business partners to implement development plans, launch plans, forecasts and other business expectations; (iv) risks related to unexpected variations in market growth and demand for AcelRx's and its business partner's commercial and developmental products and technologies; (v) risks related to AcelRx's liquidity and our ability to maintain capital resources; (vi) AcelRx's ability to retaining its listing on the Nasdaq exchange; and (vii) risks relating to our ability to obtain regulatory approvals for our developmental product candidates. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, those described under the caption "Risk Factors" and elsewhere in AcelRx's annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the Securities and Exchange Commission (SEC) and any subsequent public filings. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. To the degree financial information is included in this press release, it is in summary form only and must be considered in the context of the full details provided in AcelRx's most recent annual, quarterly or current report as filed or furnished with the SEC. AcelRx's SEC reports are available at www.acelrx.com under the "Investors" tab. Except to the extent required by law, AcelRx undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect new information, events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contacts:
AcelRx Raffi Asadorian, CFO 650-216-3500 investors@acelrx.com LifeSci Advisors Kevin Gardner 617-283-2856 kgardner@lifesciadvisors.com Chris Calabrese 917-680-5608 ccalabrese@lifesciadvisors.com